DANA CORPORATION
Consolidated Subsidiaries
As of December 31, 2004

Dana Corporation
4500 Dorr Street
Toledo, Ohio 43615

Access Investments I, LLC	Delaware
Access Investments II, LLC	Delaware
Albarus S.A. Comercial e Exportadora	Brazil
Automotive Motion Technology Limited	United Kingdom
Britannia Properties	Delaware
BWDAC, Inc.	Delaware
C.A. Danaven	Venezuela
Camotop Five Corporation	Delaware
Camotop One Corporation	Delaware
CCD Air Eleven, Inc.	Delaware
CCD Air Forty, Inc.	Delaware
CCD Air Thirteen, Inc.	Delaware
CCD Air Twelve, Inc.	Delaware
CCD Water Three, Inc.	Delaware
Cerro de los Médanos S.A. I.C.	Argentina
Commercial Ignition Limited	United Kingdom
Coupled Products, Inc.	Virgina
Customer Solutions Fund, LLC	Delaware
D.E.H. Holdings SARL	Luxembourg
Dana (Deutschland) Grundstucksverwaltung GmbH	Germany
Dana (Wuxi) Technology Co. Ltd.	China
Dana Argentina S.A.	Argentina
Dana Asset Funding LLC	Delaware
Dana Australia (Holdings) Pty. Ltd.	Australia
Dana Australia Pty. Ltd.	Australia
Dana Australia Trading Pty. Ltd.	Australia
Dana Austria GmbH	Austria
Dana Automocion, S.A.	Spain
Dana Automotive Aftermarket, Inc.	Delaware
Dana Automotive Limited	United Kingdom
Dana Automotive Systems GmbH	Germany
Dana Bedford 1 Limited	United Kingdom
Dana Bedford 2 Limited	United Kingdom
Dana Bedford 3 Limited	United Kingdom
Dana Bedford 4 Limited	United Kingdom
Dana Bedford 5 Limited	United Kingdom
Dana Belgium N.V.	Belgium
Dana Canada Corporation	Canada
Dana Canada Holding Company	Canada
Dana Canada Limited	Canada
Dana Canada Limited Partnership	Canada
Dana Capital Limited	United Kingdom
Dana Chassis Systems Limited	United Kingdom
Dana China Limited	Hong Kong
Dana Commercial Credit (June) Limited	United Kingdom
Dana Commercial Credit (September) Limited	United Kingdom
Dana Commercial Credit (UK) Limited	United Kingdom
Dana Commercial Credit Corporation	Delaware

DANA CORPORATION
Consolidated Subsidiaries
As of December 31, 2004

Dana Credit Corporation	Delaware
Dana do Brasil Ltda.	Brazil
Dana Emerson Actuator Systems (Technology) LLP	United Kingdom
Dana Emerson Actuator Systems LLC	Delaware
Dana Emerson Actuator Systems LLP	United Kingdom
Dana Emerson Actuator Systems s.r.o.	Slovakia
Dana Equipamentos Ltda.	Brazil
Dana Europe Holdings B.V.	Netherlands
Dana Europe S.A.	Switzerland
Dana Finance (Ireland) Limited	Ireland
Dana Fleet Leasing, Inc.	Delaware
Dana Fluid Products Slovakia, s.r.o.	Slovakia
Dana GmbH	Germany
Dana Heavy Axle Mexico S.A. de C.V.	Mexico
Dana Holding GmbH	Germany
Dana Holdings Limited	United Kingdom
Dana Holdings SRL	Argentina
Dana Hong Kong Limited	Hong Kong
Dana India Private Limited	India
Dana India Technical Centre Limited	India
Dana Industrial Ltda.	Brazil
Dana International Finance, Inc.	Delaware
Dana International Holdings, Inc.	Delaware
Dana International Limited	Delaware
Dana Investment GmbH	Germany
Dana Investments UK Limited	United Kingdom
Dana Italia, SpA	Italy
Dana Japan, Ltd.	Japan
Dana Korea Co. Ltd.	Korea
Dana Law Department Limited	United Kingdom
Dana Limited	United Kingdom
Dana Manufacturing Group Pension Scheme Limited	United Kingdom
Dana New Zealand, Ltd.	New Zealand
Dana Realty Funding LLC	Delaware
Dana Risk Management Services, Inc.	Ohio
Dana S.A.S.	France
Dana San Juan S.A.	Argentina
Dana San Luis S.A.	Argentina
Dana South Africa (Proprietary) Limited	South Africa
Dana Spicer (Thailand) Limited	Thailand
Dana Spicer Europe Ltd.	United Kingdom
Dana Spicer Limited	United Kingdom
Dana Technology, Inc.	Michigan
Dana Two SARL	France
Dana UK Common Investment Fund Limited	United Kingdom
Dana UK Holdings Limited	United Kingdom
Dana UK Pension Scheme Limited	United Kingdom
Dana World Trade Corporation	Delaware
Dana-Albarus, S.A. Industrial E Comercio	Brazil
Danaven Rubber Products, C.A.	Venezuela
Dandorr L.L.C.	Delaware
Dantean (Thailand) Company, Limited	Thailand
DCC Canada, Inc.	Canada
DCC Company 102, Inc.	Delaware
DCC Fiber, Inc.	Delaware
DCC Management, LLC	Delaware
DCC Project Finance Eighteen, Inc.	Delaware

DANA CORPORATION
Consolidated Subsidiaries
As of December 31, 2004

DCC Project Finance Eleven, Inc.	Delaware
DCC Project Finance Fifteen, Inc.	Delaware
DCC Project Finance Five, Inc.	Delaware
DCC Project Finance Fourteen, Inc.	Delaware
DCC Project Finance Nineteen, Inc.	Delaware
DCC Project Finance Sixteen, Inc.	Delaware
DCC Project Finance Ten, Inc.	Delaware
DCC Project Finance Thirteen, Inc.	Delaware
DCC Project Finance Twelve, Inc.	Delaware
DCC Project Finance Twenty, Inc.	Delaware
Driveline Specialist Limited	United Kingdom
DSA of America, Inc.	Michigan
DTF Trucking, Inc.	Delaware
Echlin (Southern) Holding Ltd. (Jersey)	United Kingdom
Echlin Argentina S.A.	Argentina
Echlin Automotive Systems Limited	United Kingdom
Echlin China Limited (Hong Kong)	Hong Kong
Echlin Do Brasil Industria e Comercio Ltda.	Brazil
Echlin Europe Limited	United Kingdom
Echlin Taiwan Ltd.	Taiwan
Echlin-Ponce, Inc.	Delaware
Edison Capital Housing Partners XII, L.P.	Delaware
EFMG LLC	Delaware
Electron Seventeen (Prop.) Limited	South Africa
Energy Credit Corporation	Delaware
Energy Services Credit Corporation	Delaware
Energy Services Nevada, Inc.	Delaware
ERS LLC	Michigan
Fanacif Products Argentina S.A.	Argentina
Farnborough Properties Partners I Limited	Delaware
Farnborough Properties Partners II Limited	Delaware
Farnborough Properties Partners III Limited	Delaware
Farnborough Properties Partners IV Limited	Delaware
First Shannon Realty of North Carolina, Inc.	North Carolina
Five Star Piccadilly Limited	Jersey
Flight Operations, Inc.	Delaware
Fujian Spicer Drivetrain System Co., Ltd.	China
Gearmax (Pty) Ltd.	South Africa
Glacier Daido America, LLC	Ohio
Glacier Tribometal Slovakia a.s.	Slovakia
Glacier Vandervell S.A.S.	France
Glacier Vandervell, Inc.	Michigan
Hobourn Automotive Limited	United Kingdom
Hobourn Group Pension Trust Company Limited	United Kingdom
Hose & Tubing Products, Inc.	Delaware
ImageFinance LLC	Delaware
Indiantown Project Investment Partnership, L.P.	Delaware
Industria De Ejes Y Transmissiones S.A.	Colombia
Insom Investments (Prop.) Limited	South Africa
Iron Rhino Construction Equipment, Inc.	Delaware
Iron Rhino Industrial Equipment, Inc.	Delaware
Iron Rhino Logistics, Inc.	Delaware
Iron Rhino Material Handling, Inc.	Delaware
Iron Rhino, Inc.	Delaware
Isom & Associates, Inc.	Delaware
JVPro One, Inc.	Delaware
JVQ Capital One, Inc.	Delaware

DANA CORPORATION
Consolidated Subsidiaries
As of December 31, 2004

Kentning Industries Limited	Hong Kong
Kingsdell L.P.	Delaware
Letovon Rosehill One Pty Limited	Australia
Letovon Rosehill Two Pty Limited	Australia
Letovon St. Kilda One Pty Limited	Australia
Letovon St. Kilda Two Pty Limited	Australia
Lipe Corporation	Delaware
Lipe Rollway Mexicana S.A. de C.V.	Mexico
Long Automotive LLC	Delaware
Long Cooling LLC	Delaware
Long de Mexico, S.A. de C.V.	Mexico
Long USA LLC	Texas
Michigan Coral Rock, LLC	Michigan
Miclaric Investments (Prop.) Limited	South Africa
Midland Brake, Inc.	Delaware
Midwest Housing Investments J.V., Inc.	Delaware
Motaproducts Automotive Limited	United Kingdom
Nippon Reinz Co. Ltd.	Japan
Nobel Plastiques Iberica S.A.	Spain
Nobel Plastiques S.A.S.	France
Northavon Investments Limited	Jersey
Ottawa Properties, Inc.	Michigan
Pasadena Project Investment Limited Partnership	Delaware
Pasco Project Investment Partnership, L.P.	Florida
Perfect Circle Europe S.A.S.	France
PhotoFinance LLC	Delaware
PhotoTech LLC	Delaware
Pleasant View of North Vernon, L.P.	Indiana
Prattville Mfg., Inc.	Delaware
Preferred Technical Group-CHA Limited	United Kingdom
Prestwick Square of Jeffersonville, L.P.	Indiana
PT Spicer Axle Indonesia	Indonesia
PT Spicer Indonesia	Indonesia
PTG Mexico, S. de R.L. de C.V.	Mexico
PTG Servicios, S. de R.L.de C.V.	Mexico
QH Pension Trustee Limited	United Kingdom
Quinton Hazell (Far East) Limited	United Kingdom
Quinton Hazell Plc.	United Kingdom
REBAC, Inc.	Delaware
REBNEC Nine, Inc.	Delaware
REBNEC Ten, Inc.	Delaware
Recap, Inc.	Delaware
Redison, Inc.	Delaware
Region Center Associates	Florida
Reinz Wisconsin Gasket Company	Delaware
Reinz-Dichtungs-GmbH & Co KG	Germany
RENAT, Inc.	Delaware
RENOVO Thirteen, Inc.	Delaware
RENOVO Twelve, Inc.	Delaware
ReSun, Inc.	Delaware
RETRAM, Inc.	Delaware
ROC — Spicer Ltd.	Taiwan
ROC Spicer Investment Co. Ltd.	British Virgin Islands
Rock Energy Limited	Gibraltar
SAM Terabac Limited Partnership	Delaware
Seismiq, Inc.	Delaware
Shannon Canada, Inc.	Canada

DANA CORPORATION
Consolidated Subsidiaries
As of December 31, 2004

Shannon Properties, Inc.	Delaware
SHARP-Massachusetts Investment Limited Partnership	Delaware
Shenyang Spicer Driveshaft Corporation Limited	China
Societe de Reconditionnement Industriel de Moteurs S.A.S.	France
Spicer Axle Australia Pty. Ltd.	Australia
Spicer Axle Structural Components Australia Pty. Ltd.	Australia
Spicer Ayra Cardan S.A.	Spain
Spicer Ejes Pesados S.A.	Argentina
Spicer France SarL	France
Spicer Gelenkwellenbau GmbH & Co KG	Germany
Spicer Gelenkwellenbau Verwaltungs GmbH	Germany
Spicer Heavy Axle & Brake, Inc.	Michigan
Spicer Heavy Axle Holdings, Inc.	Michigan
Spicer India Limited	India
Spicer Nordiska Kardan AB	Sweden
Spicer Off-Highway Belgium N.V.	Belgium
Spicer Off-Highway Parts & Distribution GmbH	Germany
Spicer Outdoor Power Equipment Components LLC	Ohio
Spicer Philippines Manufacturing Co.	Philippines
Stieber Formsprag Limited	United Kingdom
Stonegate Apartments of Cambridge City Associates, L.P.	Indiana
STSN, Inc.	Delaware
SU Automotive Limited	United Kingdom
SU Pension Trustee Limited	United Kingdom
Suzuki Comercial Ltda.	Brazil
Talesol S.A.	Uruguay
Tecnologia de Mocion Controlada S.A. de C.V.	Mexico
Thermal Products Czech Republic, s.r.o.	Czech Republic
Thermal Products France SAS	France
Torque-Traction Integration Technologies, Inc.	Ohio
Torque-Traction Manufacturing Technologies, Inc.	Ohio
Torque-Traction Technologies, Inc.	Ohio
Transcar Ltda.	Colombia
Transejes C.D. Ltda.	Colombia
Transejes Transmissiones Homocineticas de Colombia S.A.	Colombia
Transmissiones Homocineticas Argentina S.A.	Argentina
TSB, L.P.	Illinois
Tuboauto, C.A.	Venezuela
UBALI S.A.	Uruguay
United Brake Systems Inc.	Delaware
Victor Reinz Valve Seals LLC	Indiana
Warner Electric do Brasil Ltda.	Brazil
Washington 10 Gas Holdings, Inc.	Delaware
Washington 10 Storage Corporation	Michigan
WH Components Limited	United Kingdom
Whiteley Rishworth Ltd.	United Kingdom
Wrenford Insurance Company Limited	Bermuda